Exhibit 99.1

Dell Announces Anticipated Q4 Expense Toward $3 Billion in Cost Reductions by End of Fiscal 2011

Company also accelerates vesting of ‘out-of-the-money’ stock options

ROUND ROCK, Texas--(BUSINESS WIRE)--January 28, 2009--Dell said the company’s fiscal fourth-quarter 2009 results will include expenses related to continued improvement in its competitive position, part of $3 billion in planned cost reductions by the end of fiscal 2011.

The company expects to recognize an estimated pretax expense of $135 million to further optimize Dell’s global manufacturing and distribution network and to reduce the size of its workforce. Included in the expense is a previously announced migration of production of computer systems for customers in Europe, the Middle East and Africa to another Dell operation and to contract manufacturing partners by the start of fiscal 2011.

Separately, Dell will incur a pretax, noncash expense of an estimated $145 million related to stock-based compensation, including $106 million for accelerated vesting of previously awarded options. The acceleration, effective Jan. 23, covers 20.9 million shares with a weighted-average exercise price of $22.03. The action means Dell will recognize all expenses associated with these options in Q4, rather than over time. The remaining stock expense is for the annual true-up of full-year, stock-based compensation forfeitures.

Together the cost-reduction and stock-based compensation expenses will total about $280 million pretax, or 11 cents per share. The company will announce its Q4 and full fiscal-year 2009 financial results on Feb. 26.

Dell’s plan to reduce costs by $3 billion was first announced in March 2008. The company said it will take additional cost-reduction steps during its fiscal 2010, which begins Jan. 31.

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Special Note

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; our ability to re-establish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; unfavorable results of legal proceedings; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; our ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

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